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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender of Shares of Class A Stock of

Brookfield Property REIT Inc.

Pursuant to its Offer to Purchase for Cash Dated February 11, 2019

Up to $95,000,000 in Value of Shares of its Class A Stock

At a Purchase Price of Not Greater Than $21.00 Nor Less Than $19.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON MARCH 25, 2019, UNLESS THE OFFER IS EXTENDED OR
WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED,
THE "EXPIRATION DATE").

        THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF CLASS A STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF CLASS A STOCK.

        If you want to tender all or a portion of your shares of Class A Stock, this form must be used to accept the Offer (as defined below), if (1) you cannot comply with the procedure for book-entry transfer through the Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP") system by the Expiration Date or (2) time will not permit delivery of all required documents, including a properly completed and duly executed Letter of Transmittal, to the Depositary (as defined below) prior to the Expiration Date, as set forth in Section 3, "Procedures for Tendering Shares of Class A Stock", of the Offer to Purchase.

        This form, signed and properly completed, may be delivered by mail or overnight courier to American Stock Transfer & Trust Company, LLC, the Depositary for the Offer (the "Depositary"). See Section 3, "Procedures for Tendering Shares of Class A Stock", of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary and Paying Agent for the Offer is:

If delivering by hand, express mail, courier, or other expedited service:	If delivering by facsimile (for eligible institutions only):	By mail:
American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Co., LLC Attention: Reorganization Department Facsimile: (718) 234-5001 To confirm: (877) 248-6417 Phone: (718) 921-8317 Toll-free: (877) 248-6417	American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address prior to the Expiration Date. Deliveries to the Company (as defined below), D.F. King & Co., Inc., the information agent for the Offer, DTC or any other person will not be forwarded to the Depositary and therefore will not constitute valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Brookfield Property REIT Inc., a Delaware corporation that has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (the "Company"), at the price(s) per share of the Company's shares of Class A Stock, par value $0.01 per share ("Class A Stock"), indicated in this Notice of Guaranteed Delivery, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in the Offer to Purchase, dated February 11, 2019 (the "Offer to Purchase") and the related Letter of Transmittal which, together with any amendments or supplements thereto, collectively constitute the "Offer", receipt of which is hereby acknowledged, the number of shares of Class A Stock set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3, "Procedures for Tendering Shares of Class A Stock", of the Offer to Purchase.

THE UNDERSIGNED IS TENDERING SHARES OF CLASS A STOCK AS FOLLOWS
(CHECK AT LEAST ONE BOX):

        By checking at least one of the boxes on the following page, the undersigned is tendering shares of Class A Stock at the price(s) checked. This election could mean that none of the shares of Class A Stock will be purchased if the Purchase Price is less than the price(s) checked below (other than the minimum price of $19.00). IF YOU WISH TO TENDER SHARES OF CLASS A STOCK AT MORE THAN ONE PRICE, YOU MUST CHECK THE BOXES THAT CORRESPOND TO THE PRICES PER SHARE OF CLASS A STOCK AT WHICH YOU WANT TO TENDER YOUR SHARES OF CLASS A STOCK AND SPECIFY THE NUMBER OF YOUR SHARES OF CLASS A STOCK THAT YOU WISH TO TENDER AT EACH APPLICABLE PRICE (SEE SECTION 3, "PROCEDURES FOR TENDERING SHARES OF CLASS A STOCK", OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same shares of Class A Stock cannot be tendered more than once or at more than one price unless previously and properly withdrawn as provided in Section 4, "Withdrawal Rights", of the Offer to Purchase.

 PRICE(S) (IN DOLLARS) PER SHARE OF CLASS A STOCK AT WHICH
SHARES OF CLASS A STOCK ARE BEING TENDERED

Price(s) at Which Shares of Class A Stock are Tendered	Number of Whole Shares of Class A Stock Tendered at Applicable Price

☐ Price $19.00

☐ Price $19.10

☐ Price $19.20

☐ Price $19.30

☐ Price $19.40

☐ Price $19.50

☐ Price $19.60

☐ Price $19.70

☐ Price $19.80

☐ Price $19.90

☐ Price $20.00

☐ Price $20.10

☐ Price $20.20

☐ Price $20.30

☐ Price $20.40

☐ Price $20.50

☐ Price $20.60

☐ Price $20.70

☐ Price $20.80

☐ Price $20.90

☐ Price $21.00

Total Number of Whole Shares of Class A Stock Tendered (cannot exceed the total number of shares of Class A Stock that you own)

CHECK AT LEAST ONE BOX ABOVE. IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES OF CLASS A STOCK.

 ODD LOTS

(See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots", of the Offer to Purchase and Box 7 of the Letter of Transmittal)

        Under certain conditions, stockholders holding a total of fewer than 100 shares of Class A Stock may have their shares accepted for payment before any proration of other tendered shares of Class A Stock. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more shares of Class A Stock, even if these holders have separate accounts each representing fewer than 100 shares of Class A Stock. Accordingly, this section is to be completed only if shares of Class A Stock are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares of Class A Stock. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares of Class A Stock, all of which are being tendered; or
☐
is a broker, dealer, commercial bank, trust company or other nominee (the "Tendering Institution") that (a) is tendering for the beneficial owner(s) shares of Class A Stock with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Class A Stock and is tendering all of such shares.

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):
Zip Code(s):
Area Code(s) and Telephone Number(s):
Signature(s):

Dated:	, 2019

Name of Tendering Institution:
Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

 GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution", as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees that (1) the above named person(s) "own(s)" the shares of Class A Stock tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of shares of Class A Stock complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Depositary confirmation of book-entry transfer of such shares of Class A Stock into the Depositary's account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), including any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within two Business Days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

        The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:
Authorized Signature:
Name:	(Please Type or Print)
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated:	, 2019

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The Depositary and Paying Agent for the Offer is
PRICE(S) (IN DOLLARS) PER SHARE OF CLASS A STOCK AT WHICH SHARES OF CLASS A STOCK ARE BEING TENDERED
ODD LOTS
(See Section 1, " Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots ", of the Offer to Purchase and Box 7 of the Letter of Transmittal)
THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)